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                                                                    EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

         Tower Automotive, Inc. (Delaware)
         Tower Automotive Export, Inc. (Barbados)
         Tower Automotive Capital Trust (Delaware)
         R.J. Tower Corporation (Michigan)
         Tower Automotive Receivables Company, Inc. (Michigan)
         Tower Automotive Mexico, S. de R.L. de C.V. (Mexico)
         Tower Components Automotivos Ltda. (Brazil)
         Tower Automotive do Brasil, Ltda. (Brazil)
         Tower Automotive do Brasil, S.A. (Brazil)
         Tower Automotive Canada, Inc. (Canada)
         Tower Services, Inc. (Michigan)
         Kalamazoo Stamping & Die Company (Michigan)
         Trylon Corporation (Michigan)
         Tower Automotive Bardstown, Inc. (Kentucky)
         Tower Automotive Services and Technology, Inc. (Delaware)
         Tower Automotive Michigan Limited Partnership (Michigan)
         Tower Automotive Lansing, LLC (Michigan)
         Tower Automotive Tool, LLC (Michigan)
         Tower Automotive Granite City Services, LLC (Illinois)
         Tower Automotive Granite City, LLC (Illinois)
         Tower Automotive Bowling Green, LLC (Kentucky)
         Tower Automotive Milwaukee, LLC (Wisconsin)
         Tower Automotive Japan Co., Ltd. (Japan)
         Changchun Tower Golden Ring Automotive Products Company, Ltd. (China) Tower Automotive Products Company, Inc. (Delaware)
         Tower Automotive Technology, Inc. (Michigan)
         Tower Automotive Plymouth, Inc. (Michigan)
         Tower Automotive Technology Products, Inc. (Indiana)
         Tower Automotive International, Inc. (Delaware)
         Algoods, Inc. (Canada)
         Algoods USA, Inc. (Kentucky)
         Tower Automotive International Yorozu Holdings, Inc. (Michigan)
         Tower Automotive International Funding, Inc. (Michigan)
         Tower Automotive International Holdings, Inc. (Michigan)
         Tower Automotive International, BV (Netherlands)
         Tower Automotive Europe, BV (Netherlands)
         Tower Automotive Finance, BV (Netherlands)
         Tower Automotive India Private, Ltd. (India)
         Seojin Industrial Company (Korea)
         Tower Automotive A.S. (Slovakia)
         Tower Automotive s.r.o. (Slovakia)
         Tower Italia, S.r.L. (Italy)
         Tower Automotive Sud, S.r.L (Italy)
         Tower Automotive Melfi, S.r.L. (Italy)
         Oslamt, S.p.A. (Italy)
         Tower Automotive, S.r.L. (Italy)
         Tower Automotive Belgium B.V.B.A. (Belgium)
         Tower Automotive (Czech Republic) s.r.o. (Czech Republic)
         Tower Automotive Holding, GmbH (Germany)
         Tower Automotive Verwaltung, GmbH (Germany)
         Tower Automotive Deutschland, GmbH & Co. KG (Germany)
         Tower Automotive Auslandsbeteiligungen GmbH (Germany)
         Tower Automotive GmbH & Co. KG Werkzeubau Und Presswerk (Germany) Tower Automotive Umformtechnick, GmbH (Germany)


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         Tower Automotive Presswerk Zwickau, GmbH & Co. KG (Germany)
         Tower Automotive Hydroforming Verwaltung GmbH (Germany)
         Tower Automotive Hydroforming GmbH & Co. KG (Germany)
         Tower Automotive Szerszamgyar es Presuzem, KfT (Hungary)
         Tower Automotive Automotive Polska SP.zo.o (Poland)
         MT Stahl Handelsgesellschaft GmbH & Co. KG (80% limited partner) (Germany)
         MT Stahl Handelsgesellschaft Verwaltung GmbH (Germany)